UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2005

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 12, 2005, Kulicke and Soffa Industries, Inc. (the “Company”) announced to the employees of its East Kilbride, Scotland test facility (“Facility”) that the Company is closing the Facility. For competitive reasons, the Company has been reducing its manufacturing capacity in the U.S. and Europe for several years, while expanding its manufacturing in Asia. All manufacturing and other activities at the Facility ceased on January 12, 2005. Production from the Facility is being transferred to other K&S facilities.

The Company expects to record a charge of approximately $1.2 million, consisting of approximately $575,000 for severance payments to 42 terminated employees, $425,000 for asset write-offs, and $200,000 for other related closing costs, such as lease obligations, professional fees and asset transfer costs, all of which will result in future cash expenditures, except for the asset write-offs. The Company expects to record these charges during its second fiscal quarter ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: January 14, 2005	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer